Exhibit 5.20

February 12, 2013

Alberta Securities Commission

Autorité des marchés financiers du Québec

British Columbia Securities Commission

Manitoba Securities Commission

New Brunswick Securities Commission

Newfoundland and Labrador, Securities Division, Department of Government Services and Lands

Nova Scotia Securities Commission

Ontario Securities Commission

Prince Edward Island Securities Office

Saskatchewan Financial Services Commission (Securities Division)

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

Re:	Base Shelf Prospectus dated February 12, 2013 of North American Palladium Ltd. (“the Issuer”)
Consent of Roscoe Postle Associates Inc. (formerly Scott Wilson Roscoe Postle Associates Inc.)

I refer you to the base shelf prospectus (including the documents incorporated by reference therein, the “Prospectus”) of North American Palladium Ltd. (the “Company”) dated February 12, 2013 and to the Registration Statement on Form F-10 of the Company, dated December 21, 2012, and any amendment thereto, and any registration statements filed pursuant to Rule 429 under the U.S. Securities Act of 1933, as amended (including the documents incorporated by reference therein, collectively, the “Registration Statement”).

Reference is made to the technical report prepared by Roscoe Postle Associates Inc. (formerly Scott Wilson Roscoe Postle Associates Inc.), entitled “Technical Report of the Mineral Resource Estimate of the Vezza Project, Québec” dated April 2, 2010 (the “Report”).

I hereby consent to the use of my name and to the inclusion or incorporation by reference of portions of the Report in the Prospectus and the Registration Statement.

I have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained in such documents that are (i) derived from the Report, or (ii) within my knowledge as a result of the services performed by me in connection with the Report.

Yours truly,

Roscoe Postle Associates Inc. (formerly Scott Wilson Roscoe Postle Associates Inc.)

Per:	(Signed) “Deborah A. McCombe”

Deborah A. McCombe, P.Geo.
President and CEO

RPA Inc. 55 University Ave. Suite 501 | Toronto, ON, Canada M5J 2H7 | T + 1 (416) 947 0907	www.rpacan.com